EXHIBIT 4.1

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of April 16, 2018, among California Resources Corporation (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (as amended or otherwise modified prior to the date hereof, the “Indenture”), dated as of December 15, 2015, providing for the issuance of 8.00% Senior Secured Second Lien Notes due 2022 (the “Notes”);
WHEREAS, Section 9.1 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to Guarantee the Notes and/or obligations under the Indenture;
WHEREAS, each New Guarantor wishes to Guarantee the Notes pursuant to the Indenture;
WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and
WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Note Guarantee. Each New Guarantor hereby Guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of ARTICLE XI of the Indenture, such ARTICLE XI being incorporated by reference herein as if set forth at length herein (each such Guarantee, a “Note Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Note Guarantee to the same extent as any other Guarantor under the Indenture.
(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

CALIFORNIA RESOURCES REAL ESTATE VENTURES, LLC

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES ELK HILLS, LLC
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CRC SERVICES, LLC
SOCAL HOLDING, LLC
SOUTHERN SAN JOAQUIN PRODUCTION, INC.

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Corporation, its Sole Member

CALIFORNIA RESOURCES COLES LEVEE, LLC

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

CALIFORNIA RESOURCES COLES LEVEE, L.P.

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Coles Levee, LLC, its General Partner

CALIFORNIA RESOURCES WILMINGTON, LLC

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Tidelands, Inc., its Sole Member

TIDELANDS OIL PRODUCTION COMPANY

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer of California Resources Tidelands, Inc., its Managing Partner

CALIFORNIA RESOURCES LONG BEACH, INC. CALIFORNIA RESOURCES TIDELANDS, INC.

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

CRC MARKETING, INC.

By:	/s/ Danial Adam Smith
Name:	Danial Adam Smith
Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

Schedule A

Name	Jurisdiction of Organization
California Resources Real Estate Ventures, LLC	Delaware

Schedule B

Name	Jurisdiction of Organization
California Heavy Oil, Inc.	Delaware
California Resources Coles Levee, LLC	Delaware
California Resources Coles Levee, L.P.	Delaware
California Resources Elk Hills, LLC	Delaware
California Resources Long Beach, Inc.	Delaware
California Resources Petroleum Corporation	Delaware
California Resources Production Corporation	Delaware
California Resources Tidelands, Inc.	Delaware
California Resources Wilmington, LLC	Delaware
CRC Construction Services, LLC	Delaware
CRC Marketing, Inc.	Delaware
CRC Services, LLC	Delaware
Socal Holding, LLC	Delaware
Southern San Joaquin Production, Inc.	Delaware
Thums Long Beach Company	Delaware
Tidelands Oil Production Company	Texas